Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated May 1, 2023, with respect to the consolidated financial statements of ACT Genomics Holdings Company Limited, incorporation herein by reference, which report appears in the Form 20-F of Prenetics Global Limited dated May 1, 2023.

/s/ KPMG

Hong Kong

May 1, 2023